Exhibit 99.1

STORE Capital Announces Fourth Quarter

and Full Year 2016 Operating Results

Affirms 2017 Guidance

SCOTTSDALE, Ariz., February 23, 2017 — STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced operating results for the fourth quarter and full year ended December 31, 2016.

Highlights

For the quarter ended December 31, 2016:

•                  Total revenues of $102.1 million

•                  Net income of $31.9 million

•                  Net income per share of $0.20 (basic and diluted)

•                  AFFO of $67.1 million

•                  AFFO per share of $0.43 (basic and diluted)

•                  Declared a regular quarterly cash dividend per common share of $0.29

•                  Invested $325.0 million in 94 properties at an initial weighted average cap rate of 7.9%

•                  Issued $200 million of A+ rated net-lease mortgage notes under the STORE Master Funding debt program in October 2016

•                  Raised aggregate net equity proceeds of $87.7 million from the sale of approximately 3.6 million common shares under the at-the-market equity program

For the year ended December 31, 2016:

•                  Total revenues of $376.3 million

•                  Net income of $123.3 million

•                  Net income per share of $0.82 (basic and diluted)

•                  AFFO of $245.8 million

•                  AFFO of $1.65 per basic share and $1.64 per diluted share

•                  Declared regular cash dividends per common share aggregating $1.12 which includes a 7.4% increase in the third quarter

•                  Invested $1.2 billion in 367 properties at an initial weighted average cap rate of 7.9%

•                  Issued an aggregate of $565 million of long-term debt at a weighted average interest rate of 4.1% with a weighted average maturity of nine years and expanded the unsecured credit facility to $500 million

•                  Raised net equity proceeds of $463.9 million representing 18.4 million common shares through a follow-on offering in May 2016 and the at-the-market equity program commenced in September 2016

Management Commentary

“2016 was another year of outperformance and growth for STORE Capital, clearly depicting the foundational distinction that makes STORE the best platform our team has ever created,” said Christopher H. Volk, President and Chief Executive Officer of STORE Capital.  “In 2016, we grew comparable AFFO per share by over 10% and raised our dividend by more than 7%. During the year, we acquired 367 properties through 145 separate transactions, grew our customer count by 19% and added over 20 industry groups to our customer base as we continued to expand our diversified capital markets strategy, locking in historically attractive long-term spreads.  Stability and quality continued to define our portfolio, as we concluded 2016 with approximately 99.5% of our portfolio occupied and 75% of our lease contracts of investment-grade quality as measured by our STORE Score model. The combination of our portfolio quality and strong financial position, together with our modest corporate leverage targets, significant investment diversity, increasing stockholder dividend protection and impressive internal growth potential, convey the powerful margins of safety for our stockholders we have built into everything we do.  Our strong investment activity in 2016, coupled with continued investment in our distinctive origination platform, gives us good reason to be optimistic about our future prospects and growth.”

Financial Results

Total Revenues

Total revenues were $102.1 million for the fourth quarter of 2016, an increase of 28.3% from $79.6 million for the fourth quarter of 2015.

Total revenues for 2016 were $376.3 million, an increase of 32.2% from $284.8 million for 2015. The increase was driven primarily by the growth in the size of STORE Capital’s real estate investment portfolio, which grew from $4.0 billion in gross investment amount representing 1,325 property locations at December 31, 2015 to $5.1 billion in gross investment amount representing 1,660 property locations at December 31, 2016.

Net Income

Net income was $31.9 million, or $0.20 per basic and diluted share, for the fourth quarter of 2016, an increase of 32.7% from $24.1 million, or $0.18 per basic and diluted share, for the fourth quarter of 2015.  Net income for the fourth quarter of 2016 included $3.7 million of net gains on the sale of properties.  In comparison, net income for the fourth quarter of 2015 included $0.6 million of net losses on the sale of properties.

Net income for 2016 was $123.3 million, or $0.82 per basic and diluted share, an increase of 47.2% from $83.8 million, or $0.68 per basic and diluted share, for 2015. The Company reported gains of $13.2 million on the sale of 31 properties during 2016.  During 2015, the Company recognized gains of $1.3 million on the sale of 13 properties.

Adjusted Funds from Operations (AFFO)

AFFO was $67.1 million, or $0.43 per basic and diluted share, for the fourth quarter of 2016, an increase of 27.8% from $52.6 million, or $0.40 per basic and diluted share, for the fourth quarter of 2015.

AFFO for 2016 was $245.8 million, or $1.65 per basic share and $1.64 per diluted share, an increase of 34.0% from $183.5 million, or $1.49 per basic and diluted share, for 2015. The increase in AFFO between years was primarily driven by additional rental revenues and interest income generated by the growth in the Company’s real estate investment portfolio.

Dividend Information

As previously announced, STORE Capital declared a regular quarterly cash dividend per common share of $0.29 for the fourth quarter ended December 31, 2016. This dividend, totaling $46.2 million, was paid on January 17, 2017 to stockholders of record on December 30, 2016.

Real Estate Portfolio Highlights

Investment Activity

The Company originated $325.0 million of gross investments representing 94 property locations during the fourth quarter of 2016, adding 17 new customers. These investments had an initial weighted average cap rate of 7.9%. Total investment activity for the year was $1.2 billion representing 367 property locations with an initial weighted average cap rate of 7.9%.  The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property.

Disposition Activity

During the year ended December 31, 2016, the Company sold 31 properties and recognized an aggregate gain, net of tax, of $13.2 million; 10 of these 31 properties were sold in the fourth quarter at an aggregate gain, net of tax, of $3.7 million. The aggregate investment amount of the 31 properties sold represented approximately 1.8% of the total investment portfolio at the beginning of 2016.

Portfolio

At December 31, 2016, STORE Capital’s real estate portfolio totaled $5.1 billion representing 1,660 property locations. Approximately 95% of the portfolio represents commercial real estate properties subject to long-term leases, 5% represents mortgage loans and direct financing receivables primarily on commercial real estate buildings (located on land the Company owns and leases to its customers) and a nominal amount represents loans receivable secured by the tenants’ other assets.  As of December 31, 2016, the portfolio’s annualized base rent and interest (based on rates in effect on December 31, 2016 for all lease and loan contracts) totaled $418.5 million. The weighted average non-cancelable remaining term of the leases at December 31, 2016 was approximately 14 years.

The Company’s customers operate their businesses across a diverse range of more than 420 brand names, or concepts, and the largest single concept represented 3.1% of the Company’s annualized base rent and interest as of December 31, 2016.

Portfolio At A Glance — As of December 31, 2016
Investment property locations	1,660
States	48
Customers	360
Industries in which customers operate	106
Proportion of portfolio from direct origination	~80%
Contracts with STORE preferred terms*	91%
Weighted average annual lease escalation(1)	1.8%
Weighted average remaining lease contract term	~14 years
Occupancy(2)	99.5%
Properties not operating but subject to a lease(3)	9
Investment locations subject to a ground lease	17
Investment portfolio subject to NNN leases*	97%
Investment portfolio subject to Master Leases*(4)	82%
Average investment amount/replacement cost (new)(5)	82%
Locations subject to unit-level financial reporting	97%
Median unit fixed charge coverage ratio (FCCR)/4-Wall coverage ratio(6)	2.09x/2.59x
Contracts rated investment grade(7)	~75%

* Based on annualized base rent and interest.

(1)         Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occurred annually.  For escalations based on a formula including CPI, assumes the stated fixed percentage in the contract or assumes 1.5% if no fixed percentage is in the contract.  For contracts with no escalations remaining in the current lease term, assumes the escalation in the extension term.  Calculation excludes contracts representing less than 0.3% of annualized base rent and interest where there are no further escalations remaining in the current lease term and there are no extension options.

(2)         The Company defines occupancy as a property being subject to a lease or loan contract.  As of December 31, 2016, eight of the Company’s properties were vacant and not subject to a contract.

(3)         Represents the number of the Company’s investment locations that have been closed by the tenant but remain subject to a lease.

(4)         Percentage of investment portfolio in multiple properties with a single customer subject to master leases. Approximately 81% of the investment portfolio involves multiple properties with a single customer, whether or not subject to a master lease.

(5)         Represents the ratio of purchase price to replacement cost (new) at acquisition.

(6)         STORE Capital calculates a unit’s FCCR generally as the ratio of (i) the unit’s EBITDAR, less a standardized corporate overhead expense based on estimated industry standards, to (ii) the unit’s total fixed charges, which are its lease expense, interest expense and scheduled principal payments on indebtedness. The 4-Wall coverage ratio refers to a unit’s FCCR before taking into account standardized corporate overhead expense.

(7)         Represents the percentage of the Company’s contracts that have a STORE Score that is investment grade. The Company measures the credit quality of its portfolio on a contract-by-contract basis using the STORE Score, which is a proprietary risk measure reflective of both the credit risk of the Company’s tenants and the profitability of the operations at the properties.  As of December 31, 2016, STORE Capital’s tenants had a median tenant credit profile of approximately ‘Ba2’ as measured by Moody’s Analytics RiskCalc rating scale.  Considering the profitability of the operations at each of its properties and STORE’s assessment of the likelihood that each of the tenants will choose to continue to operate at the properties in the event of their insolvency, the credit quality of its contracts, or STORE Score, is enhanced to a median of ‘Baa2’.

Capital Transactions

In September 2016, the Company established an “at the market” equity distribution program, or ATM program, pursuant to which, from time to time, it offers and sells registered shares of common stock up to a maximum amount of $400 million through a group of banks acting as its sales agents.  During the fourth quarter of 2016, the Company sold approximately 3.6 million shares and raised approximately $87.7 million in net proceeds under the ATM program.  Since the start of the program, the Company has sold approximately 6.1 million shares at a weighted average share price of $26.66, raising $159.3 million in aggregate net proceeds after the payment of sales agents’ commissions and offering expenses.

On October 18, 2016, certain of the Company’s consolidated special purpose entities issued an additional series of STORE Master Funding net-lease mortgage notes consisting of $200.0 million of Class A-1 notes, $135.0 million of Class A-2 notes and $20.0 million of Class B notes.  The Class A-1 notes are 10-year notes with an interest rate of 3.96%.  The Class A-2 notes are 10.5-year notes and were retained by the Company for sale at a future date.  The Class B notes were also retained by the Company.

2017 Guidance

Affirming its 2017 guidance presented in November 2016, the Company currently expects 2017 AFFO per share to be within a range of $1.74 to $1.76, based on projected 2017 annual real estate acquisition volume, net of projected property sales, of approximately $900 million. This AFFO per share guidance equates to anticipated net income, excluding gains or losses on sales of property, of $0.78 to $0.79 per share, plus $0.87 to $0.88 per share of expected real estate depreciation and amortization, plus approximately $0.09 per share related to such items as straight-line rent and the amortization of stock-based compensation and deferred financing costs. AFFO per share is sensitive to the timing and amount of real estate acquisitions and capital markets activities during the year, as well as to the spread achieved between the lease rates on new acquisitions and the interest rates on borrowings used to finance those acquisitions.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held later today at 12:00 p.m. Eastern Time / 10:00 a.m. Scottsdale, Arizona Time, to discuss fourth quarter and full year ended December 31, 2016 operating results and answer questions.

•                  Live conference call: 855-656-0920 (domestic) or 412-542-4168 (international)

•                  Conference call replay available through March 9, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)

•                  Replay access code: 10100252

•                  Live and archived webcast: http://ir.storecapital.com/webcasts

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is the leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in 1,660 property locations, substantially all of which are profit centers, in 48 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports the Company files with the Securities and Exchange Commission from time to time. These forward-looking statements herein speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Non-GAAP Financial Measures

FFO and AFFO

STORE Capital’s reported results are presented in accordance with U.S. generally accepted accounting principles, or GAAP. The Company also discloses Funds from Operations, or FFO, and Adjusted Funds from Operations, or AFFO, both of which are non-GAAP measures. Management believes these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or to cash flows from operations as reported on a statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income, excluding gains (or losses) from extraordinary items and sales of depreciable property, real estate impairment losses, and depreciation and amortization expense from real estate assets, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, the Company modifies the NAREIT computation of FFO to include other adjustments to GAAP net income related to certain non-cash revenues and expenses that have no impact on the Company’s long-term operating performance, such as straight-line rents, amortization of deferred financing costs and stock-based compensation. In addition, in deriving AFFO, the Company excludes transaction costs associated with acquiring real estate subject to existing leases and certain other expenses not related to its ongoing operations.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Management believes that AFFO provides more useful information to investors and analysts because it modifies FFO to exclude certain additional non-cash revenues and expenses such as straight-line rents, amortization of deferred financing costs and stock-based compensation as such items may cause short-term fluctuations in net income but have no impact on long-term operating performance. Additionally, in deriving AFFO, the Company excludes transaction costs associated with acquiring real estate subject to existing leases. The Company views transaction costs to be a part of the investment in the real estate it acquires, similar to the treatment of acquisition and closing costs on sale-leaseback transactions, which are capitalized as a part of the investment in the asset. The Company believes that transaction costs are not an ongoing cost of the portfolio in place at the end of each reporting period and, for these reasons, the portion expensed is added back when computing AFFO.  Similarly, in 2016 the Company excluded the offering expenses incurred on behalf of its selling stockholder, STORE Holding, when it exited all of its holdings in STORE Capital common stock, as those costs are not related to the Company’s ongoing operations.  As a result, the Company believes AFFO to be a more meaningful measurement of ongoing performance that allows for greater performance comparability.  Therefore, the Company discloses both FFO and AFFO and reconciles them to the most appropriate GAAP performance metric, which is net income.  STORE Capital’s FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Investor and Media Contacts:

Financial Profiles, Inc.

Moira Conlon, 310-622-8220

Tricia Ross, 310-622-8226

STORECapital@finprofiles.com

STORE Capital Corporation
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)	(audited)
Revenues:
Rental revenues	$96,415	$75,467	$356,081	$270,780
Interest income on loans and direct financing receivables	5,576	4,108	19,677	13,861
Other income	150	37	585	121
Total revenues	102,141	79,612	376,343	284,762

Expenses:
Interest	28,753	22,525	105,180	81,782
Transaction costs	33	153	523	1,156
Property costs	1,548	393	4,067	1,515
General and administrative	8,732	6,989	33,972	27,972
Selling stockholder costs	—	—	800	—
Depreciation and amortization	32,992	24,884	119,618	88,615
Provision for impairment of real estate	1,720	—	1,720	1,000
Total expenses	73,778	54,944	265,880	202,040

Income from operations before income taxes	28,363	24,668	110,463	82,722
Income tax expense	110	36	358	274
Income before gain on dispositions of real estate	28,253	24,632	110,105	82,448
Gain (loss) on dispositions of real estate, net of tax	3,687	(560)	13,220	1,322
Net income	$31,940	$24,072	$123,325	$83,770

Net income per share of common stock - basic and diluted:	$0.20	$0.18	$0.82	$0.68

Weighted average common shares outstanding: Basic	155,987,275	130,085,462	148,878,504	122,180,650
Diluted	156,199,297	130,275,296	149,124,010	122,207,505

Dividends declared per common share	$0.29	$0.27	$1.12	$1.04

STORE Capital Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2016	December 31, 2015
	(unaudited)	(audited)
Assets
Investments:
Real estate investments:
Land and improvements	$1,536,178	$1,187,482
Buildings and improvements	3,226,791	2,490,394
Intangible lease assets	92,337	88,724
Total real estate investments	4,855,306	3,766,600
Less accumulated depreciation and amortization	(298,984)	(184,182)
	4,556,322	3,582,418
Loans and direct financing receivables	269,210	213,342
Net investments	4,825,532	3,795,760
Cash and cash equivalents	54,200	67,115
Other assets	61,936	48,513
Total assets	$4,941,668	$3,911,388

Liabilities and stockholders’ equity
Liabilities:
Credit facility	$48,000	$—
Unsecured notes and term loan payable, net	470,190	172,442
Non-recourse debt obligations of consolidated special purpose entities, net	1,833,481	1,597,505
Dividends payable	46,209	38,032
Accounts payable, accrued expenses and other liabilities	60,533	43,616
Total liabilities	2,458,413	1,851,595

Stockholders’ equity:
Common stock, $0.01 par value per share, 375,000,000 shares authorized, 159,341,955 and 140,858,765 shares issued and outstanding, respectively	1,593	1,409
Capital in excess of par value	2,631,845	2,162,130
Distributions in excess of retained earnings	(151,592)	(103,453)
Accumulated other comprehensive income (loss)	1,409	(293)
Total stockholders’ equity	2,483,255	2,059,793
Total liabilities and stockholders’ equity	$4,941,668	$3,911,388

STORE Capital Corporation
Reconciliations of Non-GAAP Financial Measures

(In thousands, except per share data)

Funds from Operations and Adjusted Funds from Operations

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income	$31,940	$24,072	$123,325	$83,770
Depreciation and amortization of real estate assets	32,843	24,783	119,079	88,257
Provision for impairment of real estate	1,720	—	1,720	1,000
(Gain) loss on dispositions of real estate, net of tax	(3,687)	560	(13,220)	(1,322)
Funds from Operations	62,816	49,415	230,904	171,705

Adjustments:
Straight-line rental revenue, net	204	(505)	(2,344)	(2,018)
Transaction costs	33	153	523	1,156
Amortization of:
Equity-based compensation	1,803	1,285	7,022	4,735
Deferred financing costs and other noncash interest expense	1,949	1,664	7,267	6,507
Lease-related intangibles and costs	336	543	1,657	1,390
Selling stockholder costs	—	—	800	—
Adjusted Funds from Operations	$67,141	$52,555	$245,829	$183,475

Dividends declared to common stockholders	$46,209	$38,032	$170,795	$132,821

Net income per share of common stock:
Basic and Diluted (1)	$0.20	$0.18	$0.82	$0.68
FFO per share of common stock:
Basic (1)	$0.40	$0.38	$1.55	$1.40
Diluted (1)	$0.40	$0.38	$1.54	$1.40
AFFO per share of common stock:
Basic (1)	$0.43	$0.40	$1.65	$1.49
Diluted (1)	$0.43	$0.40	$1.64	$1.49

(1)         Under the two-class method, earnings attributable to unvested restricted stock are deducted from earnings in the computation of per share amounts where applicable.

STORE Capital Corporation

Investment Portfolio

December 31, 2016

Real Estate Portfolio Information

As of December 31, 2016, STORE Capital’s total investment in real estate and loans approximated $5.1 billion, representing investments in 1,660 property locations, substantially all of which are profit centers for its customers.  The Company’s real estate portfolio is highly diversified.  The following tables summarize the diversification of the real estate portfolio based on the percentage of base rent and interest, annualized based on rates in effect on December 31, 2016, for all leases, loans and direct financing receivables in place as of that date.

Diversification by Customer

STORE Capital has a diverse customer base. At December 31, 2016, the Company’s 1,660 property locations were operated by 360 customers. No single customer represented more than 2.8% of annualized base rent and interest and the top ten customers totaled 16.7% of annualized base rent and interest. The following table identifies STORE Capital’s ten largest customers as of December 31, 2016:

Customer	% of Annualized Base Rent and Interest	Number of Properties
American Multi-Cinema, Inc. (Starplex/Carmike/Showplex/AMC)	2.8%	16
Cadence Education, Inc. (Early childhood/elementary education)	2.2	32
Gander Mountain Company	2.2	13
Mills Fleet Farm Group, LLC	2.0	6
RMH Franchise Holdings, Inc. (Applebee’s)	1.6	33
O’Charley’s LLC	1.4	30
Dufresne Spencer Group Holdings, LLC (Ashley Furniture HomeStore)	1.2	11
FreedomRoads, LLC (Camping World)	1.1	8
Sailormen, Inc. (Popeyes Louisiana Kitchen)	1.1	41
At Home Stores LLC	1.1	5
All other (350 customers)	83.3	1,465
Total	100.0%	1,660

STORE Capital Corporation

Investment Portfolio

December 31, 2016

Diversification by Concept

STORE Capital’s customers operate their businesses under a wide range of brand names or business concepts. Of the more than 420 concepts represented in the Company’s investment portfolio as of December 31, 2016, the largest single concept represented 3.1% of annualized base rent and interest and the top ten concepts totaled 17.5% of annualized base rent and interest. The following table identifies the top ten customer business concepts as of December 31, 2016:

Customer Business Concept	% of Annualized Base Rent and Interest	Number of Properties
Ashley Furniture HomeStore	3.1%	25
Applebee’s	2.2	48
Gander Mountain	2.2	13
Mills Fleet Farm	2.1	6
Popeyes Louisiana Kitchen	1.6	63
Starplex Cinemas	1.5	8
O’Charley’s	1.4	30
Captain D’s	1.2	73
Sonic Drive-In	1.1	56
Camping World	1.1	8
All other (414 concepts)	82.5	1,330
Total	100.0%	1,660

STORE Capital Corporation

Investment Portfolio

December 31, 2016

Diversification by Industry

The business concepts of STORE Capital’s customers are diversified across more than 100 industries within the service, retail and manufacturing sectors of the U.S. economy.  The following table summarizes those industries as of December 31, 2016:

Customer Industry	% of Annualized Base Rent and Interest	Number of Properties	Building Square Footage (in thousands)
Service:
Restaurants — full service	13.8%	322	2,240
Restaurants — limited service	8.4	393	1,038
Early childhood education centers	7.4	167	1,803
Movie theaters	6.9	38	1,769
Health clubs	6.2	60	1,743
Automotive repair and maintenance facilities	2.9	84	402
Colleges and professional schools	1.9	6	488
All other service (44 industries)	22.0	299	8,539
Total service	69.5	1,369	18,022
Retail:
Furniture stores	3.8	31	1,889
Lawn and garden equipment and supply stores	3.2	21	1,799
Sporting goods and hobby stores	2.5	16	1,050
All other retail (12 industries)	5.9	76	3,016
Total retail	15.4	144	7,754
Manufacturing:
Total manufacturing (40 industries)	15.1	147	15,181
Total	100.0%	1,660	40,957

STORE Capital Corporation

Investment Portfolio

December 31, 2016

Diversification by Geography

STORE Capital’s portfolio is also highly diversified by geography, as the Company’s property locations can be found in 48 of the 50 states (excluding Delaware and Rhode Island). The following table details the top ten geographical locations of the properties as of December 31, 2016:

State	% of Annualized Base Rent and Interest	Number of Properties
Texas	12.9%	176
Illinois	7.5	121
Georgia	5.9	112
Ohio	5.9	99
Florida	5.6	86
Tennessee	4.9	84
California	4.3	24
Arizona	3.7	63
Wisconsin	3.3	35
Minnesota	3.2	50
All other (38 states) (1)	42.8	810
Total	100.0%	1,660

(1)         Includes two properties in Ontario, Canada which represent 0.2% of annualized base rent and interest.

STORE Capital Corporation

Investment Portfolio

December 31, 2016

Contracts and Expirations

The Company focuses on long-term, triple-net leases with built-in lease escalators and uses master leases, where appropriate. As of December 31, 2016, 97% of the Company’s investment portfolio was subject to a triple-net lease. Where the Company owns multiple properties leased to a single customer, 82% of this portion of the investment portfolio was subject to a master lease. Leases and loans representing less than 12% of the annualized base rent and interest will expire in the next ten years (before 2027). The following table sets forth the schedule of lease, loan and direct financing receivable expirations as of December 31, 2016:

Year of Lease Expiration or Loan Maturity (1)	% of Annualized Base Rent and Interest	Number of Properties (2)
2017	0.6%	13
2018	0.3	2
2019	0.8	8
2020	0.8	7
2021	1.0	8
2022	0.3	5
2023	1.7	34
2024	1.2	18
2025	2.0	20
2026	3.1	59
Thereafter	88.2	1,478
Total	100.0%	1,652

(1)                                 Expiration year of contracts in place as of December 31, 2016, excluding any tenant renewal option periods.

(2)                                 Excludes eight properties which were vacant and not subject to a lease as of December 31, 2016.